Deloitte &
   Touche LLP
Suite 500
555 12th Street, NW
Washington, D.C. 20004-1207
Telephone(202) 879-5600
Facsimile (202) 879-5309



June 24, 1997


Mr. Louis G. Navellier
The Navellier Performance Funds
One East Liberty, Third Floor
Reno, Nevada 89501

Dear Mr. Navellier,

This is to confirm that the client-auditor
relationship
 between
The Navellier Performance Funds
 (Commission File No.
33-80195) and
 Deloittte & Touche LLP has ceased .
 .

Yours Truly,




C:	Office of the Chief Accountant
	SECPS Letter file
	Securities and Exchange Commission
	Mail Stop 9-5
	450 5th Street, NW
 	Washington, DC 20549